EXHIBIT 31.1

SECTION 302 CERTIFICATION PURSUANT TO
RULE 13a-14 AND 15d-14 UNDER
THE SECURITIES ACT OF 1934, AS AMENDED

I, Richard J. Lampen, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Ladenburg Thalmann Financial Services Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	April 30, 2014	By:	/s/ Richard J. Lampen
Richard J. Lampen
President and Chief Executive Officer
(Principal Executive Officer)